SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 19, 2010

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

9990 Park Meadows Drive, Lone Tree, CO	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 19, 2010 (the “Closing Date”), Zynex, Inc. and its wholly-owned subsidiary, Zynex Medical, Inc., as co-borrowers (collectively, “Zynex”) entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) with CapitalSource Bank, a California industrial bank (“Lender”).  The Credit Agreement provides Zynex with a revolving credit facility of up to $3,500,000 (the “Loan”).

Zynex may borrow, repay and reborrow under the Loan.  The amount available for advances under the Loan cannot exceed the lesser of the facility cap of $3,500,000 (the “facility cap”) and 85% of the borrowing base less certain amounts reserved.  The “borrowing base” is generally the net collectible dollar value of Zynex’s eligible accounts.  The Loan bears interest at a floating rate based on the one-month London interbank offered rate (LIBOR), divided by the sum of one minus a measure of the aggregate maximum reserve requirement for “Eurocurrency Liabilities” for the previous month that was imposed under Regulation D of the Board of Governors of the Federal Reserve System, plus 4.0%.  Interest is payable monthly.  The Loan is secured by a first security interest in all of Zynex’s assets, including accounts, documents, chattel paper, commercial tort claims, deposit accounts, general intangibles, goods, instruments, investment property, letter-of-credit rights, intellectual property, cash, and 100% of the shares of Zynex Medical, Inc., which are owned by Zynex, Inc., and other assets.  Although the Credit Agreement may be terminated earlier by either party under certain circumstances, the Loan will terminate under the terms of the Credit Agreement, and must be paid in full, on March 19, 2013.

Fees payable to the Lender under the Credit Agreement include an unused line fee of 0.042% per month on the difference between the average outstanding daily balance for the preceding month and the total facility cap, a one-time commitment fee of $70,000, and a monthly collateral management fee of 0.042% of the facility cap.  Upon the termination of the Loan for any reason, Zynex will pay the Lender 2% of the facility cap if the termination occurs after the first anniversary but before the second anniversary of the closing date, and 1% of the facility cap if the termination occurs on or after the second anniversary, but before the third anniversary, of the closing date.  If the termination occurs on or prior to the first anniversary of the closing date, Zynex will pay the Lender an amount equal to the product of (a) the all-in effective yield (as a percentage per annum) of the Loan for the six months prior to termination, (b) the facility cap and (c) the quotient of (i) the number of months in the remaining term and (ii) twelve.

The Credit Agreement includes a number of affirmative and negative covenants on the part of Zynex.  Affirmative covenants cover, among other things, Zynex’s compliance with requirements of law, engaging only in the same businesses conducted on the Closing Date, accounting methods, financial records, notices of certain events, maintenance of insurance, uses of proceeds and financial reporting requirements.  Zynex has granted a right of first refusal to the Lender with respect to any offer received by Zynex to provide any type of financing, pursuant to which the Lender will have a period of thirty days to agree to provide financing to Zynex on substantially the same terms.  Zynex’s negative covenants under the Credit Agreement include financial covenants; specifically, maintaining minimum EBITDA, minimum fixed charge coverage ratio, minimum cash velocity and minimum liquidity.  Other negative covenants include, among other things, restrictions on Zynex’s incurrence of indebtedness, creation of liens, acquisitions of stock or assets of any person or entity, making of any loans or guarantees, sales of assets or collateral, issuance of dividends and repurchase or redemption of any Zynex stock, and transactions with affiliates.

Events of Default under the Credit Agreement include, among other things:  Zynex’s failure to pay any obligation under the Credit Agreement when due or perform or observe covenants or other obligations under the Credit Agreement or other loan documents or other documents pursuant to which Zynex owes any third party repayment of indebtedness (subject to certain cure periods in certain instances); the occurrence of a default or an event of default under any other loan document; the occurrence of certain events related to bankruptcy or insolvency; the occurrence of any material adverse change; a sale of all or substantially all of Zynex’s assets, or a change of control with respect to Zynex, Inc. or Zynex Medical, Inc., including any transaction that would result in any holders of twenty-five percent or more of Zynex voting stock immediately prior to a transaction, holding less than twenty-five percent of Zynex voting stock after such transaction.

Upon the occurrence of an Event of Default, the Lender may, without notice or demand, terminate the Lender’s obligations to make additional advances under the Credit Agreement, and upon that termination, all principal that the Lender had already advanced to Zynex, and all accrued interest on that principal, would become due and payable by Zynex immediately, and the Lender would have the right, among other things, to foreclose on all of the assets of Zynex, including the stock of Zynex Medical.

Zynex issued a press release on March 22, 2010 regarding the Loan.  Such press release is attached as Exhibit 99 and is incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement

On March 19, 2010, Zynex terminated the Loan and Security Agreement, Subordination Agreement, Pledge Agreement, Promissory Note and Business Associate Agreement, each dated September 22, 2008 (the “Marquette Loan Agreements”), and each with Marquette Business Credit, Inc., d/b/a Marquette Healthcare (“Marquette”).  As previously disclosed, the Marquette Loan Agreements permitted Zynex to borrow funds from Marquette under a revolving credit facility of up to $3,000,000.  Zynex has repaid all outstanding obligations under the Marquette Loan Agreements and is terminating the Marquette Loan Agreements after securing a new revolving credit facility, as described above.  Zynex will pay Marquette an early termination fee of $60,000 pursuant to the terms of the Marquette Loan Agreements.

Item 9.01.  Financial Statements and Exhibits

Exhibits.

The following exhibit accompanies this Report:

Exhibit No.	Document

10.1	Revolving Credit and Security Agreement, dated March 19, 2010, among Zynex, Inc., Zynex Medical, Inc. and CapitalSource Bank.
99	Press Release dated March 22, 2010 regarding the Loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc.
(Registrant)

Date: March 23, 2010	By:	/s/ Fritz Allison
Fritz Allison
Chief Financial Officer

Exhibit Index

Exhibit No.	Document

10.1	Revolving Credit and Security Agreement, dated March 19, 2010, among Zynex, Inc., Zynex Medical, Inc. and CapitalSource Bank.
99	Press Release dated March 22, 2010 regarding the Loan.